EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 5, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2007 – Oct 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	-0.6%	-1.0%	-1.6%	-3.3%	-0.4%	2.9%	-0.4%	11.3%	-18.7%	0.0	-0.1
B**	-0.6%	-0.6%	-1.4%	-2.2%	-3.9%	-1.1%	N/A	-1.1%	11.3%	-20.4%	0.0	-0.1
Legacy 1***	-0.5%	-0.5%	0.8%	0.5%	-1.4%	N/A	N/A	-2.3%	10.9%	-14.8%	-0.2	-0.3
Legacy 2***	-0.5%	-0.5%	0.5%	0.2%	-1.8%	N/A	N/A	-2.7%	10.8%	-15.2%	-0.2	-0.3
Global 1***	-0.5%	-0.5%	1.3%	1.0%	-2.7%	N/A	N/A	-3.3%	10.3%	-14.6%	-0.3	-0.4
Global 2***	-0.5%	-0.5%	1.1%	0.7%	-3.0%	N/A	N/A	-3.6%	10.3%	-15.4%	-0.3	-0.5
Global 3***	-0.5%	-0.5%	-0.2%	-0.9%	-4.7%	N/A	N/A	-5.4%	10.3%	-19.7%	-0.5	-0.7

S&P 500 Total Return Index****	1.5%	1.5%	18.2%	19.1%	14.5%	1.0%	7.3%	1.0%	19.1%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	-2.0%	-2.0%	2.5%	8.4%	11.7%	10.2%	7.8%	10.2%	13.3%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					30%
Energy	14%	Long	Gasoline Blendstock	4.0%	Long	13%	Long	Gasoline Blendstock	3.5%	Long
			Natural Gas	2.3%	Long			Natural Gas	2.3%	Long
Grains/Foods	8%	Long	Corn	1.6%	Long	7%	Long	Corn	1.5%	Long
			Wheat	1.5%	Long			Wheat	1.5%	Long
Metals	10%	Long	Gold	2.0%	Long	10%	Long	Gold	2.2%	Long
			Aluminum	1.8%	Long			Aluminum	1.9%	Long
FINANCIALS	68%					70%
Currencies	21%	Short $	British Pound	2.1%	Long	22%	Short $	British Pound	2.2%	Long
			Canadian Dollar	1.7%	Long			Canadian Dollar	1.7%	Long
Equities	27%	Long	S&P 500	5.6%	Long	27%	Long	S&P 500	5.7%	Long
			Dax Index	3.6%	Long			Dax Index	3.6%	Long
Fixed Income	20%	Long	Bunds	3.8%	Long	21%	Long	Bunds	3.8%	Long
			U.S. 10-Year Treasury Notes	3.4%	Long			U.S. 10-Year Treasury Notes	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets were volatile during the week and finished over 2% lower.  Unplanned refinery closures in the U.S. created a bullish impact which was subsequently outweighed by easing tensions in the Middle East.  Natural gas markets surged on forecasts for increased energy demand associated with the upcoming cold weather in the U.S.

Grains/Foods
Grains markets dropped as improved weather conditions in South America supported supplies.  Sugar prices surged to eight-week highs as adverse growing conditions in Brazil fueled forecasts for weaker-than-expected supplies.  Cocoa prices fell nearly 5.5% as concerns surrounding increased export costs in the Ivory Coast eased after the national government announced new government policies.

Metals
Copper markets ended modestly higher as the decline in domestic factory demand was less than expected.  The weaker U.S. dollar also contributed to the rise in copper prices.  The gold markets also moved higher, as investors augmented gold positions in order to hedge against inflation.

Currencies
The euro had a strong rally following the European Central Bank’s decision to keep interest rates unchanged.  The euro rally was enhanced by the comments of ECB president, Mario Draghi, who affirmed the bank’s readiness to purchase bonds for European countries which requested support.  Investors drove the Japanese yen lower against counterparts due to speculation about upcoming quantitative easing from the Bank of Japan.

Equities
U.S. and European equity markets rose as a bullish jobs report supported a positive outlook for global economic growth.  The Japanese Nikkei 225 posted weekly losses, though, as bullish price movement spurred by the U.S. jobs reports could not overcome early-week losses which stemmed from concerns surrounding the effectiveness of the ECB’s bailout plan.

Fixed Income
U.S. Treasury markets fell sharply as an improved economic outlook put pressure on the demand for safe-haven assets.  Comments from last week’s Federal Reserve policy meeting, which suggested further quantitative easing in the event the U.S. economy digresses further, put additional pressure on the U.S. debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.